Exhibit 99.1

Asset Entities Targets Discord’s 150 Million Monthly User Platform with the Launch of AE.360.DDM; Asset Entities Tops 265,000 Users on the $15 Billion Discord Social Media Platform

Dallas, TX, February 14, 2023 (GLOBE NEWSWIRE) – Asset Entities Inc. (NASDAQ:ASST), a provider of digital marketing and content delivery services across Discord and other social media platforms, announced the launch of an online marketing campaign for its suite of services for the Design, Development and Management (DDM) of Discord community servers, AE.360.DDM.

AE.360.DDM builds upon the company’s digital marketing and content delivery services that it provides to businesses and celebrities across Discord and other social media platforms. The launch of the new marketing campaign for AE.360.DDM follows the development and pilot deployment of AE.360.DDM for a select group of customers last year.

AE.360.DDM addresses significant opportunities presented by Discord, which according to Discord’s website has more than 150 million monthly active users and is reported by Pitchbook to have a valuation of nearly $15 billion.

Asset Entities has become a leader in the Discord space with more than 265,000 members across its own Discord communities. Asset Entities owns and operates several large and active Discord servers primarily focused on investment and real estate education and entertainment. Asset Entities also delivers consumer-engaging content and marketing campaigns across YouTube, Twitter, Instagram, TikTok, and other major social media platforms.

Discord ties together and augments other major social media platforms and websites. Users can communicate with voice and video calls, texting, media and file sharing in private chats or through the community servers. Discord facilitates casual, free-flowing conversations around a multitude of topics, from business, finance and investments to video games, sports, music and more. Server owners can also generate revenue through paid subscriptions for special features and exclusive content.

Asset Entities addresses the growing market of social media management, which is expected by Research and Markets to grow at a 24.3% compound annual growth rate to reach $63.7 billion by 2028. By 2025, social commerce is expected to account for 17% of all e-commerce spending.

To learn about the AE.360.DDM suite of services, go to ae360ddm.com.

About Asset Entities

Asset Entities Inc. is a technology company providing social media marketing, management and content delivery across Discord, TikTok, Instagram, Twitter, and YouTube and other social media platforms. Asset Entities is believed to be the first publicly-traded company based on the Discord platform, where it hosts some of Discord’s largest social community-based education and entertainment servers.

The company’s AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development and Management of Discord community servers. Asset Entities’ initial AE.360.DDM customers have included businesses and celebrities.

The company’s Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The company’s SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses.

Learn more at assetentities.com, and follow the company on Twitter at $ASST and @assetentities.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Asset Entities, Inc. (the “Company”). Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statement that are not historical in nature, particularly those that use terminology such as "may," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," or "hopes" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: (i) the Company’s limited operating history; (ii) the Company’s ability to introduce new products and services; (iii) regulatory and compliance requirements; (iv) the effect of the COVID-19 pandemic on the Company and its current or intended markets; and (v) other risks and uncertainties described herein, as well as those risks and uncertainties that are described more fully in the section titled “Risk Factors” in the final prospectus related to the initial public offering filed with the SEC and other reports filed with the SEC thereafter. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer

Michael Gaubert, Executive Chairman

Asset Entities Inc.

Tel +1 (214) 459-3117

Email Contact

Investor Contact:

Ron Both

CMA Investor Relations

Tel +1 (949) 432-7566

Email contact

Media Contact:

Tim Randall

CMA Media Relations

Tel +1 (949) 432-7572

Email contact